Exhibit 10.6

SUBSCRIPTION AGREEMENT

TO:	The Directors of D. Boral ARC Acquisition I Corp. (the “Company”).

We hereby subscribe for 12,321,429 Class B ordinary shares of the Company (the “Shares”). In consideration for the issue of the Shares, we hereby agree and undertake to pay $25,000 to the Company.

We agree to accept the Shares subject to the Memorandum and Articles of Association of the Company and we authorize you to enter the following name and address in the register of members of the Company:

Name:	MFH 1, LLC
Address:	10 E. 53rd St. Suite 3001 New York, NY 10022

MFH 1, LLC

Signed:	/s/ John Darwin
Name:	John Darwin
Dated:	March 25, 2025

Accepted:

D. BORAL ARC ACQUISITION I CORP.

Signed:	/s/ David Boral
Name:	David Boral
Title:	Chief Executive Officer
Dated:	March 25, 2025